UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2016
_______________________________
THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Western Union Company (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, May 12, 2016. At the Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a one-year term; (ii) on an advisory basis, voted in favor of the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting; (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016; (iv) did not approve a stockholder proposal regarding political contributions disclosure; and (v) did not approve a stockholder proposal establishing a new Board of Directors committee. The final voting results for the matters voted upon at the meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Martin I. Cole	415,022,952	2,599,160	180,217	26,723,249
Hikmet Ersek	415,045,646	2,511,067	245,616	26,723,249
Richard A. Goodman	413,411,989	4,206,606	183,734	26,723,249
Jack M. Greenberg	410,626,689	3,261,247	3,914,393	26,723,249
Betsy D. Holden	410,749,209	6,820,142	232,978	26,723,249
Jeffery A. Joerres	397,290,928	20,310,150	201,251	26,723,249
Roberto G. Mendoza	412,589,352	5,043,169	169,808	26,723,249
Michael A. Miles, Jr.	414,615,839	2,999,305	187,185	26,723,249
Robert W. Selander	374,008,504	43,601,228	192,597	26,723,249
Frances Fragos Townsend	411,798,046	5,836,222	168,061	26,723,249
Solomon D. Trujillo	413,218,881	4,326,775	256,673	26,723,249

Proposal 2: Advisory Vote on Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
404,676,480	11,825,867	1,299,239	26,723,992

Proposal 3: Ratification of Selection of Auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
439,406,532	4,914,791	204,255	0

Proposal 4: Stockholder Proposal Regarding Political Contributions Disclosure.

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,776,274	185,576,395	99,449,660	26,723,249

Proposal 5: Stockholder Proposal Establishing New Board Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,389,182	347,046,660	59,365,744	26,723,992

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2016	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary